Exhibit 25

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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) |__|
                           ---------------------------

                            BNY MIDWEST TRUST COMPANY
                 (formerly known as CTC Illinois Trust Company)
               (Exact name of trustee as specified in its charter)

Illinois                                             36-3800435
(State of incorporation                              (I.R.S. employer
if not a U.S. national bank)                         identification no.)

2 N. LaSalle Street
Suite 1020
Chicago, Illinois                                    60602
(Address of principal executive offices)             (Zip code)
                           ---------------------------

                           Constellation Brands, Inc.
               (Exact name of obligor as specified in its charter)

Delaware                                             16-0716709
(State of incorporation                              (I.R.S. employer
if not a U.S. national bank)                         identification no.)


      New York                Canandaigua Wine Company, Inc.          16-1462887
      New York         Constellation International Holdings Limited   16-1195581
      New York                    Roberts Trading Corp.               16-0865491
 England and Wales                 Canandaigua Limited                98-0198402
  The Netherlands                    Canandaigua B.V.                 98-0205132
     Australia              CBI Australia Holdings Pty Limited        98-0392676
     Australia             Constellation Australia Pty Limited        98-0392675
      Delaware                  Franciscan Vineyards, Inc.            94-2602962
     California                       Allberry, Inc.                  68-0324763
     California                   Cloud Peak Corporation              68-0324762
     California                      M.J. Lewis Corp.                 94-3065450
     California                   Mt. Veeder Corporation              94-2862667
      Delaware                     Barton Incorporated                36-3500366
      Delaware                     Barton Brands, Ltd.                36-3185921
      Maryland                      Barton Beers, Ltd.                36-2855879
    Connecticut             Barton Brands of California, Inc.         06-1048198
      Georgia                 Barton Brands of Georgia, Inc.          58-1215938
      New York                Barton Distillers Import Corp.          13-1794441
      Delaware                 Barton Financial Corporation           51-0311795
      Illinois                     Barton Canada, Ltd.                36-4283446
     Wisconsin               Barton Beers of Wisconsin, Ltd.          39-0638900
      Illinois                    Monarch Import Company              36-3539106
      Delaware               BRL Hardy Investments (USA) Inc.         43-1994419
      Delaware                     BRL Hardy (USA) Inc.               54-1700788
      New York                  Pacific Wine Partners LLC             16-1606879
    New Zealand                      Nobilo Holdings                  98-0423441
      New York             Constellation Trading Company, Inc.        77-0644374



370 Woodcliff Drive, Suite 300
Fairport, New York                                   14450
(Address of principal executive offices)             (Zip code)

                           ---------------------------

                                 Debt Securities
                       (Title of the indenture securities)

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


1.       GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
         TRUSTEE:

         (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

----------------------------------------------- --------------------------------

            Name                                          Address
----------------------------------------------- --------------------------------

Office of Banks & Trust Companies of the State  500 E. Monroe Street
of Illinois                                     Springfield, Illinois 62701-1532
Federal Reserve Bank of Chicago                 230 S. LaSalle Street
                                                Chicago, Illinois 60603

         (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         Yes.

2.       AFFILIATIONS WITH OBLIGOR.

         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         None.

16.      LIST OF EXHIBITS.

         1. A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

         2,3. A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

         4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688.)

         6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

         7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                    SIGNATURE


         Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 19th day of August, 2004.


                                                BNY Midwest Trust Company


                                          By:       /S/   D.G. DONOVAN
                                            ------------------------------------
                                                Name: D.G. DONOVAN
                                                Title:   VICE PRESIDENT

                         OFFICE OF BANKS AND REAL ESTATE
                       BUREAU OF BANKS AND TRUST COMPANIES

                        CONSOLIDATED REPORT OF CONDITION
                                       OF

                            BNY MIDWEST TRUST COMPANY
                             2 NORTH LASALLE STREET
                                   SUITE 1020
                             CHICAGO, ILLINOIS 60602

Including the institution's domestic and foreign subsidiaries completed as of the close of business on March 31, 2004, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

                               ASSETS                       THOUSANDS OF DOLLARS
                               ------                       --------------------
                                                                    (000)
1.  Cash and Due from Depository Institutions..................        45,800
2.  U.S. Treasury Securities...................................         - 0 -
3.  Obligations of States and Political Subdivisions...........         - 0 -
4.  Other Bonds, Notes and Debentures..........................         - 0 -
5.  Corporate Stock............................................         - 0 -
6.  Trust Company Premises, Furniture, Fixtures and Other
    Assets Representing Trust Company Premises.................           694
7.  Accounts Receivable........................................         4,398
8.  Goodwill...................................................        86,813
9.  Intangibles ...............................................           -0-
10. Other Assets ..............................................           133
    (Itemize amounts greater than 15% of Line 10)

            Prepaid Expenses.................................71

            Computer Software ...............................36
11. TOTAL ASSETS...............................................       137,838

                         OFFICE OF BANKS AND REAL ESTATE
                       BUREAU OF BANKS AND TRUST COMPANIES

                        CONSOLIDATED REPORT OF CONDITION
                                       OF

                            BNY MIDWEST TRUST COMPANY
                             2 NORTH LASALLE STREET
                                   SUITE 1020
                             CHICAGO, ILLINOIS 60602

                                LIABILITIES               THOUSANDS OF DOLLARS
                                -----------               --------------------

12. Accounts Payable...........................................            42
13. Taxes Payable..............................................         4,678
14. Other Liabilities for Borrowed Money.......................        25,425
15. Other Liabilities..........................................
        (Itemize amounts greater than 15% of Line 14)

                Reserve for Taxes..........................8,770
                                                                        9,251
16. TOTAL LIABILITIES
                                                                       39,396
                                 EQUITY CAPITAL
                                 --------------
17. Preferred Stock............................................         - 0 -
18. Common Stock...............................................         2,000
19. Surplus....................................................        67,130
20. Reserve for Operating Expenses.............................         - 0 -
21. Retained Earnings (Loss)...................................        29,312
22. TOTAL EQUITY CAPITAL.......................................        98,442
23. TOTAL LIABILITIES AND EQUITY CAPITAL.......................       137,838

I,      Robert L. DePaola, Vice President
   -----------------------------------------------------------------------------
              (Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

                                           /s/ Robert L. DePaola
                              ------------------------------------------------
                              (Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this 23rd day of January , 2004. My Commission expires May 15, 2007.
                                          /s/ Joseph A. Giacobino, Notary Public
                                          -----------------------

(Notary Seal)



Person to whom Supervisory Staff should direct questions concerning this report.


Emmie Chan                                                Assistant Treasurer
--------------------------------------------------------------------------------
Name                                                             Title

(212) 437-5639
--------------------------------------------------------------------------------
Telephone Number (Extension)

eychan@bankofny.com
------------------------------------------------------
E-mail